As filed with the Securities and Exchange Commission on March 12, 2026

Registration No. 333- 290838

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-1 on FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TIC Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	66-1076867
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 South Park Road, Suite 350
Hollywood, Florida 33021

(954) 495-2112

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kristin B. Schultes

Chief Financial Officer

TIC Solutions, Inc.

200 South Park Road, Suite 350
Hollywood, Florida 33021

(954) 495-2112

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Flora R. Perez, Esq.

Greenberg Traurig, P.A.

401 East Las Olas Boulevard Suite 2000

Fort Lauderdale, FL 33301

(954) 765-0500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (this “Amendment”) contains an updated prospectus relating to the resale by the selling stockholder identified herein (the “Selling Stockholder”) of up to (i) 10,880,826 shares of common stock of TIC Solutions, Inc. (the “Company”) and (ii) 3,125,000 shares of common stock issuable upon the exercise of a pre-funded warrant with an exercise price of $0.0001 per share (the “Pre-Funded Warrant”). We refer to the shares of common stock registered by this prospectus as the “Resale Shares.”

The Resale Shares were originally registered by the Company on a registration statement on Form S-1 (File No. 333-290838) (the “Registration Statement”), which became effective on October 29, 2025. This Amendment is being filed to convert the Registration Statement on Form S-1 into a Registration Statement on Form S-3 and to include the fiscal year ended December 31, 2025 financial statements contained in the Annual Report on Form 10-K for the year-ended December 31, 2025, filed with the SEC on March 12, 2026 (the “Form 10-K”), as well as updating certain other disclosures, including those based on the Form 10-K.

The information included in this filing updates the Registration Statement and the prospectus contained therein. No additional securities covered by such Registration Statement are being registered in this Amendment. All filing fees payable in connection with the registration of the securities covered by such Registration Statement were paid at the time of the original filing of the Registration Statement.

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Amendment also covers an indeterminate amount of additional shares of the Company’s common stock that may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or other certain capital adjustments. The information included in this Amendment amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED March 12, 2026

PRELIMINARY PROSPECTUS

TIC Solutions, Inc.

Up to 14,005,826 Shares of Common Stock

This prospectus relates to the resale by the selling stockholder identified herein (the “Selling Stockholder”) of up to (i) 10,880,826 shares of our common stock and (ii) 3,125,000 shares of our common stock issuable upon the exercise of a pre-funded warrant with an exercise price of $0.0001 per share (the “Pre-Funded Warrant”). We refer to the shares of common stock registered by this prospectus as the “Resale Shares.”

The Selling Stockholder may sell the Resale Shares described in this prospectus in a number of different ways and at varying prices. We are not selling any Resale Shares under this prospectus and will not receive any of the proceeds from the sale or other disposition of the Resale Shares by the Selling Stockholder. Upon any exercise of the Pre-Funded Warrant by payment of cash, however, we will receive the nominal cash exercise price paid by the holder of the Pre-Funded Warrant. The Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by them in disposing of the Resale Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Resale Shares, and provide more information about how the Selling Stockholder may sell its shares, in each case, as described in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.

The Selling Stockholder may sell any, all or none of the Resale Shares of common stock and we do not know when, or in what amount, the Selling Stockholder may sell the Resale Shares hereunder following the effective date of the registration statement of which this prospectus is a part.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “TIC.” On March 11, 2026, the closing price of our common stock was $8.45 per share. Our warrants issued in connection with our initial public offering (the “Public Warrants”) are listed on the OTCQB under the symbol “TICAW.” On January 30, 2026, which was the last date on which a trade occurred, the closing sales price of our Public Warrants as reported on the OTCQB was $1.10 per warrant.

Investing in our common stock involves risks. Please refer to the “Risk Factors” section on page 2 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents we incorporate herein by reference for a description of the risks you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2026.

i

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Stockholder identified in this prospectus under the caption “Selling Stockholder,” from time to time, of up to an aggregate of 14,005,826 shares of common stock. We are not selling any shares of common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the Selling Stockholder. Upon any exercise of the Pre-Funded Warrant by payment of cash, however, we will receive the nominal cash exercise price paid by the holder of the Pre-Funded Warrant.

You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with any other information, and we take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects.

We are not, and the Selling Stockholder is not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information.”

As used in this prospectus, unless otherwise noted or the context otherwise requires, references to: (i) “TIC Solutions,” “we,” “our,” “us,” “Company,” or “Acuren,” refer to TIC Solutions, Inc. (f/k/a Acuren Corporation) and its consolidated subsidiaries, (ii) the “Acuren Acquisition” refers to our acquisition of ASP Acuren Holdings, Inc. (“ASP Acuren”) on July 30, 2024, in connection with which we changed our name from Admiral Acquisition Limited to Acuren Corporation, (iii) “NV5” refers to NV5 Global, Inc., (iv) the “NV5 Acquisition” refers to our acquisition of NV5 on August 4, 2025, (v) “Predecessor” refers to ASP Acuren Holdings, Inc. for the period from January 1, 2024 through July 29, 2024, (vi) “Successor” refers to TIC Solutions, Inc. for the period from July 30, 2024 through December 31, 2025, and (vii) “ordinary shares” refers to the common equity issued by us from the time of our incorporation on December 15, 2022 until conversion into common stock upon our re-domiciliation as a Delaware corporation on December 16, 2024.

Industry and Market Data

This prospectus includes industry data, forecasts and information that we have prepared based, in part, upon data, forecasts and information obtained from industry publications, surveys and other independent sources available to us. Some data also are based on our good faith estimates, which are derived from management’s knowledge of the industry and from independent sources. These third-party publications and surveys generally state that the information included therein has been obtained from sources believed to be reliable. We have not independently verified any of the data from third-party sources. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources. While we are not aware of any misstatements regarding any such data, forecasts and information presented herein, you should carefully consider the inherent risks and uncertainties associated with the industry and market data contained in this prospectus.

Trademarks

We have proprietary rights to trademarks appearing in this prospectus, which are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names appearing in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other

ii

FORWARD-LOOKING STATEMENTS

Certain statements we make in this prospectus and the documents incorporated or deemed to be incorporated by reference herein may constitute “forward-looking statements” within the meaning of the federal securities laws and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding: (i) our beliefs and expectations with respect to our business and growth strategies and competitive strengths; (ii) our competition; (iii) our acquisition opportunities and ability to execute on and successfully integrate strategic acquisitions; (iv) the recurring and repeat nature of our business; (v) industry trends and their impact on our business; (vi) growing our business, both organically and through acquisitions; (vii) customer relationships and plans to grow existing business and expand service offerings; (viii) the sufficiency of our properties and facilities; (ix) our safety management systems and other labor matters; (x) the adequacy of our insurance coverage; (xi) legal, accounting and tax matters; (xii) our operating segments; (xiii) the use of proceeds; and (xiv) the sufficiency of our current sources of liquidity to fund our future liquidity requirements, the types of future liquidity requirements and availability of future sources of liquidity.. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. We believe these factors include, but are not limited to, those described under “Risk Factors” in our most recent annual report on Form 10-K, as amended or supplemented by subsequent quarterly reports on Form 10-Q, which have been or will be incorporated by reference into this prospectus, as well as in this prospectus or in any prospectus supplement hereto.

You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus and any prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus or any prospectus supplement speak only as of the date of such statement, and, unless required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

iii

THE COMPANY

We are a leading provider of tech-enabled Testing, Inspection, Certification and Compliance (“TICC”), engineering, and geospatial services. We provide mission-critical services that are essential to the safety, reliability, and efficiency of industrial assets, buildings and public infrastructure. Our services are often non-discretionary and are driven by regulatory requirements, customer risk management policies, and the need to extend the useful life of critical assets.

We operate primarily in North America and serve both private and public-sector clients. Our private-sector clients span industrial, infrastructure, construction, and commercial real estate end markets. Our public-sector clients include federal, state, and municipal agencies, public utilities, transportation authorities, and environmental regulators. Within industrial markets, our services address energy processing and refining, pipeline and midstream infrastructure, chemicals and industrial processing, manufacturing and industrial services, power generation and utilities, and companies in aerospace, automotive, renewable energy, pulp and paper, and mining. We provide these compliance-driven services and focus on the recurring maintenance and operational needs of our customers. On August 4, 2025 (the “NV5 Closing Date”), we completed the NV5 Acquisition and on October 10, 2025, we changed our name from Acuren Corporation to TIC Solutions, Inc.

We operate our business under three operating segments, which are also our reportable segments:

●	Inspection and Mitigation – Our Inspection and Mitigation services include Nondestructive Testing (“NDT”) and Rope Access Technician (“RAT”) solutions. NDT involves the inspection and evaluation of industrial equipment through various technology-enabled methods to ensure asset integrity, prevent costly outages, failures, and accidents, and meet regulatory requirements without damaging the equipment being tested. NDT techniques include radiography, ultrasonic testing, magnetic particle inspection, penetrant testing, and visual inspection. In addition, our RAT solutions provide safe and efficient access to areas that are otherwise difficult to reach without traditional scaffolding. RAT solutions extend beyond inspection to include industrial trades such as insulation, coatings and blasting, welding, pipe fitting, hoisting and rigging, and electrical work. These RAT solutions often offer cost or scheduling advantages to the customer and can be delivered without compromising safety or quality.

●	Consulting Engineering – Our Consulting Engineering services include engineering design, conformity assessment, infrastructure engineering, building and technology design, environmental consulting, and materials engineering and testing. We provide engineering and consulting solutions to private and public-sector clients to support the design, operation, and maintenance of essential infrastructure and facilities. These services cover transportation systems, utilities, water and environmental infrastructure, as well as data centers, building systems, clean energy conversion, and fire protection. We also maintain in-house laboratory capabilities that support destructive testing and advanced materials engineering. Our engineers and scientists perform failure investigation, material selection, corrosion and welding engineering, fracture mechanics, destructive testing, and chemical analysis. These services are delivered by highly specialized materials engineers and consulting teams who support clients throughout the asset life cycle, from design and commissioning through maintenance, fitness-for-service evaluations, and life-extension planning.

●	Geospatial – Our Geospatial services provide data collection, data analytics, and software solutions that support asset management and infrastructure planning. We collect and analyze geospatial data through technologies such as LiDAR, imaging, remote sensing, and unmanned aerial systems. These capabilities allow us to deliver high-resolution mapping, vegetation management, shoreline and floodplain monitoring, and utility asset inspection. We also provide subscription-based geospatial software and analytic tools that enable customers to manage infrastructure assets, natural resources, and environmental risks. These offerings support long-term monitoring and decision-making for utilities, transportation systems, defense and intelligence agencies, and environmental authorities. In addition, we integrate geospatial data with our industrial inspection services, including drone-enabled nondestructive testing and aerial inspection programs. This combined capability enhances the detection and assessment of potential issues in energy, industrial, and infrastructure assets, and provides customers with integrated insights to support both operational reliability and regulatory compliance.

Our principal office is located at 200 South Park Road, Suite 350, Hollywood, Florida 33021, and our telephone number at that address is (954) 495-2112. We maintain a website at www.ticsolutions.com where general information about us is available. Information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS

Any investment in our securities is speculative and involves a high degree of risk. Please carefully consider the risk factors described under the heading “Risk Factors” in our most recent annual report on Form 10-K, as amended or supplemented by subsequent quarterly reports on Form 10-Q, which have been or will be incorporated by reference into this prospectus, as well as any risks that may be set forth in this prospectus. You should also carefully consider the information set forth under “Risk Factors” in any applicable prospectus supplement and in our filings with the SEC pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to our most recent Annual Report on Form 10-K, including any risks included in our Quarterly Reports on Form 10-Q, incorporated by reference herein. You should also consider all other information contained in and incorporated by reference into this prospectus or any applicable prospectus supplement before making an investment decision. Additional risks and uncertainties that are currently unknown to us or that we currently consider to be immaterial may also adversely impair our business or adversely affect our financial condition or results of operations. If any of the events described in the risk factors incorporated by reference in this prospectus occurs, our business, financial condition or results of operations could be materially and adversely affected.

USE OF PROCEEDS

We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of the Resale Shares covered hereby. The net proceeds from the sale of the Resale Shares offered by this prospectus will be received by the Selling Stockholder. Some of the shares of common stock offered hereby are issuable upon the exercise of the Pre-Funded Warrant. Upon any exercise of the Pre-Funded Warrant by payment of cash, we will receive the nominal cash exercise price paid by the holder of the Pre-Funded Warrant. We intend to use those proceeds, if any, for general corporate purposes.

Subject to limited exceptions, the Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholder in disposing of any of the Resale Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

The Offering

Issuer	TIC Solutions, Inc., a Delaware corporation.

Shares Offered by the Selling Stockholder	Up to (i) 10,880,826 shares of our common stock and (ii) 3,125,000 shares of our common stock issuable upon the exercise of the Pre-Funded Warrant.

Terms of the Offering	The Selling Stockholder will determine when and how they will sell the shares of common stock offered in this prospectus, as described in “Plan of Distribution.”

Shares Outstanding(1)	As of March 6, 2026, there were 221,153,392 shares of our common stock outstanding.

Use of Proceeds	We will not receive any proceeds from the sale of shares of common stock offered by the Selling Stockholder under this prospectus, although we may receive a nominal cash exercise price paid by the holder of the Pre-Funded Warrant. See the section titled “Use of Proceeds.”

Risk Factors	See the section titled “Risk Factors” and other information included in, or incorporated by reference into, this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our securities.

Listing	Our common stock is listed on the NYSE under the symbol “TIC.” Our Public Warrants are listed on the OTCQB under the symbol “TICAW.”

(1)	The number of issued and outstanding shares of common stock does not include the following, as of March 6, 2026:

●	an aggregate of 1,000,000 shares of our common stock issuable upon conversion of 1,000,000 Series A Preferred Stock;

●	an aggregate of 3,125,000 shares of our common stock issuable upon exercise of the Pre-Funded Warrant;

●	an aggregate of 3,738,215 shares of our common stock issuable upon exercise of 14,952,860 Public Warrants;

●	an aggregate 2,497,501 shares of our common stock issuable upon settlement of restricted stock units and exercise of stock options; and

●	an aggregate of 26,732,753 shares of our common stock available for future issuance under our equity compensation plans.

SELLING STOCKHOLDER

The shares of common stock being offered by the Selling Stockholder are those previously issued to the Selling Stockholder and those issuable to the Selling Stockholder upon exercise of the Pre-Funded Warrant.

On October 5, 2025, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Stockholder in connection with a private placement (the “Private Placement”) of (i) 17,708,333 shares of our common stock, at $12.00 per share and (ii) a Pre-Funded Warrant to purchase 3,125,000 shares of common stock, at $11.9999 per share. The Pre-Funded Warrant has an exercise price of $0.0001 per share of common stock, is exercisable immediately, and will terminate when exercised in full. The aggregate gross proceeds of the Private Placement were approximately $250 million, before deducting placement agent fees and other expenses.

We are registering the shares of common stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the ownership of the shares of common stock, Public Warrants, and the Pre-Funded Warrant, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below lists the Selling Stockholder and other information regarding its beneficial ownership of shares of our common stock. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder, based on its ownership of the shares of common stock and Pre-Funded Warrant, as of February 19, 2026, assuming exercise of the Pre-Funded Warrant held by the Selling Stockholder on that date, without regard to any limitations on exercises. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholder.

In accordance with the terms of the 2025 Registration Rights Agreement with the Selling Stockholder, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the Selling Stockholder in the Private Placement described above and (ii) the number of shares of common stock issuable upon full exercise of the Pre-Funded Warrant, as if the Pre-Funded Warrant was exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, and subject to adjustment as provided in the 2025 Registration Rights Agreement. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Under the terms of the Pre-Funded Warrant, the Selling Stockholder may not exercise the Pre-Funded Warrant to the extent such exercise would cause the Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the Pre-Funded Warrant which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation.

The Selling Stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Beneficially Owned After Offering		Percentage of Outstanding Common Stock Beneficially Owned After Offering
Alyeska Master Fund, L.P.(1)	21,155,826	(2)	14,005,826	(3)	7,150,000	(4)	3.2%

(1)	Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., the Selling Stockholder, has voting and investment control of the shares held by the Selling Stockholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Stockholder. The registered address of the Selling Stockholder is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(2)	The number of shares beneficially owned prior to this offering includes (i) 17,530,826 shares of common stock, 10,880,826 of which were issued in the Private Placement, (ii) 3,125,000 shares of common stock issuable upon the exercise of the Pre-Funded Warrant and (iii) 500,000 shares of common stock issuable upon the exercise of Public Warrants.

(3)	The maximum number of shares to be sold pursuant to this prospectus includes (i) 10,880,826 shares of common stock which were issued in the Private Placement and (ii) 3,125,000 shares of common stock issuable upon the exercise of the Pre-Funded Warrant.

(4)	The number of shares beneficially owned after this offering includes (i) 6,650,000 shares of common stock and (ii) 500,000 shares of common stock issuable upon the exercise of Public Warrants.

PLAN OF DISTRIBUTION

The Selling Stockholder, which as used herein includes donees, pledgees, transferees or other successors- in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholder may use any one or more of the following methods when disposing of shares or interests therein:

●	distributions to members, partners, stockholders or other equity holders of the Selling Stockholder;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholder to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus. The Selling Stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholder for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Pre-Funded Warrant by payment of cash, however, we will receive the exercise price of the Pre-Funded Warrant.

The Selling Stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholder shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the name of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholder to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Stockholder shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the 2025 Registration Rights Agreement, such that they may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Greenberg Traurig, P.A., Fort Lauderdale, Florida.

EXPERTS

TIC Solutions, Inc.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) of TIC Solutions, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting and contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of NV5 Global, Inc. because it was acquired by the Company in a purchase business combination during 2025) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of ASP Acuren Holdings, Inc. for the period from January 1, 2024 to July 29, 2024 and for the year ended December 31, 2023 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

NV5 Global, Inc.

The financial statements of NV5 Global, Inc. as of December 28, 2024 and December 30, 2023, and for each of the years ended December 28, 2024, December 30, 2023 and December 31, 2022 included in this prospectus and the effectiveness of NV5 Global, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are included in this prospectus in reliance on the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the SEC’s website at www.sec.gov. We also make available free of charge on our website at www.ticsolutions.com our annual, quarterly and current reports and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC. The information contained on the SEC’s website and on our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements contained herein relating to the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference into the registration statement. Each such statement is qualified in its entirety by such reference. You may review a copy of the registration statement and the exhibits without charge on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the securities by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, which documents contain important information about us and our common stock:

●	our annual report on Form 10-K for the year ended December 31, 2025, filed on March 12, 2026;

●	our current reports on Form 8-K, filed on January 2, 2026, March 12, 2026 (solely with respect to the information filed under Item 5.02) and March 12, 2026;

●	the financial statements of NV5 Global, Inc. as of December 28, 2024 and December 30, 2023, and for each of the years ended December 28, 2024, December 30, 2023 and December 31, 2022 included in the prospectus filed pursuant to Rule 424(b)(3) on October 30, 2025 (Registration No. 333-290838);

●	the unaudited interim financial statements of NV5 Global, Inc. as of June 28, 2025, and for the six months ended June 28, 2025 and June 29, 2024, included in the prospectus filed pursuant to Rule 424(b)(3) on October 30, 2025 (Registration No. 333-290838);

●	the description of our common stock set forth in our registration statement on Form 8-A, filed on May 15, 2025 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or report filed for the purpose of updating that description; and

●	all subsequent documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

TIC Solutions, Inc.

200 South Park Road, Suite 350

Hollywood, Florida 33021

Attn: Secretary

Tel: (954) 495-2112

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby:

	Amount to be paid
SEC Registration Fee	$39,330	*
Printing Fees and Expenses	10,000	**
Legal Fees and Expenses	75,000	**
Accounting Fees and Expenses	150,000	**
Miscellaneous Expenses	25,670	**
Total	$300,000	**

*	Previously paid.
**	These fees are estimated and accordingly are subject to change.

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability of (a) a director or officer for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) transactions from which such director or officer derived an improper personal benefit; (b) a director for the willful or negligent payment of unlawful dividends or purchases or redemptions of shares of stock; or (c) an officer in any action by or in the right of the corporation.

Under Section 145 of the DGCL, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

As permitted by Section 102(b)(7) of the DGCL, our certificate of incorporation provides that none of our directors or officers shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may be amended. This provision in our certificate of incorporation does not eliminate the directors’ or officers’ fiduciary duties, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each of our directors and officers may be subject to personal liability for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) transactions from which such director or officer derived an improper personal benefit; each of our directors may be subject to personal liability for the willful or negligent payment of unlawful dividends or purchases or redemptions of shares of stock; and each of our officers may be subject to personal liability in any action by or in the right of the corporation. The provision also does not affect a director’s responsibilities under any other applicable law, such as the United States federal securities laws or state or federal environmental laws.

Our bylaws also provide that we are required to indemnify and advance expenses to our present and former officers and directors to the fullest extent permitted by applicable law. Further, effective July 30, 2024, we entered into director indemnification agreements pursuant to which we agreed to additional indemnification and advancement procedures and protections for our directors.

Additionally, we maintain directors’ and officers’ liability insurance for each of our directors and officers.

Item 16. Exhibits.

See the Exhibit Index immediately preceding the signature pages of this registration statement, which is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant under the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
2.1#*	Agreement and Plan of Merger, dated as of May 21, 2024, by and among Admiral Acquisition Limited, AAL Merger Sub, Inc., ASP Acuren Holdings, Inc. and ASP Acuren Holdings Inc., as the stockholders’ representative (incorporated by reference to Exhibit 2.1 to the registrant’s Registration Statement on Form S-4 effective December 16, 2024 (File No. 333-282976)).
2.2#*	Agreement and Plan of Merger, dated May 14, 2025 by and among TIC Solutions, Inc. (f/k/a Acuren Corporation), Ryder Merger Sub I, Inc., Ryder Merger Sub II, Inc. and NV5 Global, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on May 15, 2025).
4.1*	Amended and Restated Warrant Instrument, dated as of September 23, 2024, executed by TIC Solutions, Inc. (f/k/a Acuren Corporation) (form of Warrant contained in Schedule I thereto) (incorporated by reference to Exhibit 4.3 to the registrant’s Post-Effective Amendment No.1 to Registration Statement on Form S-4, as amended (File No. 333-282976), filed with the SEC on December 16, 2024).
4.2*	Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed on October 7, 2025).
5.1*	Opinion of Greenberg Traurig.
23.1**	Consent of PricewaterhouseCoopers LLP.
23.2**	Consent of PricewaterhouseCoopers LLP.
23.3**	Consent of Deloitte & Touche LLP.
23.3*	Consent of Greenberg Traurig (included in Exhibit 5.1).
24.1*	Powers of Attorney (included in the signature pages hereto).
101.INS	The instance document does not appear in the interactive data file because its XBRL tags are embedded within the inline XBRL document.
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase

*	Previously filed.
**	Filed herewith.
#	Certain schedules to these agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any schedule omitted from the agreements to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hollywood, State of Florida, on March 12, 2026.

TIC SOLUTIONS, INC.

By:	/s/ Talman Pizzey
Name:	Talman Pizzey
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of TIC Solutions, Inc. hereby severally constitutes and appoints Talman Pizzey, Benjamin Heraud and Kristin B. Schultes, as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre-and post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Talman Pizzey	Chief Executive Officer and Director	March 12, 2026
Talman Pizzey	(principal executive officer)

/s/ Benjamin Heraud	President and Chief Operating Officer and Director	March 12, 2026
Benjamin Heraud

/s/ Kristin B. Schultes	Chief Financial Officer	March 12, 2026
Kristin B. Schultes	(principal financial officer and principal accounting officer)

*	Executive Chairman of the Board	March 12, 2026
Robert A. E. Franklin

*	Co-Chairman of the Board	March 12, 2026
Sir Martin E. Franklin

*	Director	March 12, 2026
Antoinette C. Bush

*	Director	March 12, 2026
Rory Cullinan

*	Director	March 12, 2026
Elizabeth Meloy Hepding

*	Director	March 12, 2026
Peter A. Hochfelder

*	Director	March 12, 2026
James E. Lillie

*	Director	March 12, 2026
Byron Roth

*	Director	March 12, 2026
Dickerson Wright

* By:	/s/ Kristin B. Schultes
Kristin B. Schultes, Attorney-in-fact

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